EXHIBIT 10.12
                   Dated__________________________________1999

                                 (1) INVU, Inc.

                                     - AND -

                      (2) VERTICAL INVESTMENTS LIMITED and
                               ALAN DAVID GOLDMAN

                                     - AND -

               (3) DAVID MORGAN, JOHN AGOSTINI and PAUL O'SULLIVAN

                                     - AND -

                            (4) INVU SERVICES LIMITED


                      -------------------------------------

                              INVESTMENT AGREEMENT
                      -------------------------------------

THIS AGREEMENT is made the            day of                            , 1999.
                           ----------        ---------------------------
BETWEEN:

(1) INVU, INC. a company organized and existing under the laws of the state of Colorado (whose shares trade on the NASD OTC Bulletin Board) whose principal place of business is at The Beren, Blisworth Hill Farm, Stoke Road, Blisworth, Northamptonshire, NN7 3DB ("Company")

(2) ALAN DAVID GOLDMAN of 13 Fernville Road Gosforth Newcastle Upon Tyne NE3 4HT and VERTICAL INVESTMENTS LIMITED (Company number: 71185) a company registered in Jersey whose registered office is at Eagle House, Don Road, St. Helier, Jersey, Channel Islands JE1 (collectively, the "Investor");

(3) DAVID MORGAN 6 Andrews Close, Leire, Leicestershire, LE17 5ER, JOHN AGOSTINI 19 Priors Park, Emmerson Valley, Milton Keynes, MK4 2BT and PAUL O'SULLIVAN 23 Denton, Horton, Northampton, NN7 2BE (the "Executive Directors");

(4) INVU SERVICES LIMITED (a company registered in England and Wales under number 3319922, whose registered office is at c/o McFadden, Pilkington and Ward, City Tower, Level 4, 40 Basinghall Street, London, EC2V 5DE (the "Guarantor").

IT IS AGREED AS FOLLOWS:-

1.       DEFINITIONS AND INTERPRETATION

          1.1 In this Agreement the following expressions shall, except where the context requires otherwise, have the meanings shown next to them:-


               "Articles"          the Articles of Incorporation of the Company.

               "Board" the board of directors of the Company or a duly constituted committee thereof.

               "Completion"        the date and time when the actions  referred
                                   to in Clause 2.1 and conditions required by Clause 2.3 are taken and satisfied.

               "Initial Public
                Offering"          the admission of any shares of Common Stock
                                   of the Company or granting of permission of any shares of Common Stock of the Company to be dealt with on the Official List of London
                                   Stock Exchange Limited or any other U.K.
                                   recognized investment exchange as defined by
                                   section 207 of Financial Services Act 1986, including the admission of such shares on the main board of The Nasdaq National Market of The Nasdaq Stock Exchange, Inc.

               "Investor Director" the director to be appointed by the Investor under the terms of Clauses 2.2 and 4.

               "Lenders"           collectively, Zalcany Limited, Tomuro
                                   Limited, Mustardseed Estates Limited, Roy
                                   Williams and Richard Harris

               "Loan" the loan in the aggregate principal amount of (pound)400,000 (approximately US $650,000) made to the Guarantor by the Lenders pursuant to an agreement dated February 2, 1999.

               "Loan Stock"        together Loan Stock A and Loan Stock B.

               "Loan Stock  A"     the US$600,000  interest bearing  convertible
                                   loan stock 1999 - 2002  created by Loan Stock
                                   "A" Instrument.

               "Loan Stock  B"     the US$400,000  interest bearing  convertible
                                   loan stock 1999 - 2002  created by Loan Stock
                                   "B" Instrument.

               "Loan Stock "A"     the loan stock instrument in the form set out
               Instrument"         in Schedule 1.

               "Loan Stock "B"     the loan stock instrument in the form set out
               Instrument"         in Schedule 2.

               "Loan Stock         together the Loan Stock "A" Instrument and
               Instruments"        the Loan Stock "B" Instrument.

               "Montague"          Montague Limited

               "Parties"           the parties to this Agreement.

               "Transferred        the 425,000 shares of Common Stock, no par
               Shares"             value, of the Company which are to be trans-
                                   ferred to Montague by the Lenders upon
                                   redemption of the Loan pursuant to Section
                                   2.1.2. hereof.

               "Warranties"        the  agreements,  obligations,   warranties,
                                   representations,  covenants and undertakings
                                   of the Executive Directors contained in this
                                   Agreement,  including without limitation all
                                   such  matters   contained  and  set  out  in
                                   Schedule 4.

          1.2  References  to  statutes  or  statutory  provisions  shall  be construed as including references to any statutory modification, consolidation, re-enactment or amendment (whether before or after the date hereof) for the time being in force, all statutory instruments or orders made pursuant thereto or any statutory provisions of which they are consolidations, re-enactments, modifications or amendments.

          1.3 Except where the context otherwise requires words denoting the singular include the plural and vice versa; words denoting any gender include all genders; words denoting the whole include any part thereof.

          1.4 References to Clauses, Sub-Clauses or Schedules are references to Clauses or SubClauses of or schedules to this Agreement.

          1.5 Clause headings are for ease of reference only and do not affect the construction of this Agreement.

          1.6 References to any Party shall (where the context so admits) include his personal representatives his estate or trustees in bankruptcy.

          1.7 Words denoting an obligation on a Party to do an act matter or thing include an obligation to procure that it be done and words placing a Party under a restriction include an obligation not to permit infringement of the restriction.

2.       INVESTMENT
         ----------

          2.1 In consideration of the Investor advancing an aggregate of US$1,000,000 to the Company pursuant to the Loan Stock Instruments the Company will:

          2.1.1 on the signing hereof, execute the Loan Stock Instruments to create the Loan Stock and the Company shall issue to the Investor the Loan Stock and shall enter the Investor's name in the register to be maintained by the Company in relation thereto and shall issue the certificates in respect thereof;

          2.1.2 immediately following the signing of this Agreement redeem the Loan; and

          2.1.3 cause Montague to transfer to and register in the name of the Investor, 225,000 of the Transferred Shares.

          2.2 Mr. Daniel Goldman has previously been appointed as a member of the Board by the existing members of the Board. The parties hereby acknowledge that Mr. Daniel Goldman is the first Investor Director.

3.       WARRANTIES AND REPRESENTATIONS
         ------------------------------

                  The Executive Directors acknowledge that the Investor has entered into this Agreement in full reliance on the material representations made to the Investor by the Company and the Executive Directors, and the Executive Directors jointly and severally warrant to the Investor, contracting for themselves and as trustees for the Company that:

          3.1 The written information supplied by the Company, the Company's solicitors and the Executive Directors to the Investor in connection with the negotiation of this Agreement are true and remain true and accurate in all material respects and the Executive Directors do not know of anything which make such information given to the Investor misleading or which materially adversely affects the financial or trading prospects of the Company or any of its subsidiaries.

          3.2 The Executive Directors have full power and authority to enter into and perform this Agreement which constitutes, or when executed will constitute, binding obligations on them.

          3.3 The information in Schedule 3 relating to the Company is accurate.

          3.4 The Warranties are true and accurate and will continue to be so on each day up to and including the day of Completion with reference to the facts and circumstances from time to time applying.

          3.5 Each of the Executive Directors shall promptly disclose in writing to the Investor any material event or circumstance which arises, or becomes known to him, prior to Completion and is inconsistent with the Warranties, or which would result in the Warranties not being true and accurate in all material respects at Completion, or which is likely to be reasonably material to be known by an investor in the Company.

          3.6 Each of the Warranties is without prejudice to any other Warranty and, except where expressly stated otherwise, no clause governs or limits the extent or application of any other clause.

          3.7 The rights and remedies of the Investor in respect of a breach of the Warranties shall not be affected by Completion, by investigations made by or on behalf of the Investor into the affairs of the Company, by the Investor rescinding, or failing to rescind, this Agreement, or failing to exercise or delaying the exercise of any right or remedy under this Agreement.

4.       INVESTOR DIRECTOR
         -----------------

          4.1 The Investor shall be entitled to demand and the Company and the Executive Directors agree to on such demand (i) appoint one person nominated by the Investor as a director of the Company to act as the Investor Director and (ii) remove from office any person so nominated and appointed and (subject to such removal) to appoint another person nominated by Investor and reasonably satisfactory to the Executive Directors acting reasonably in his place.

          4.2 The Investor's right under Clause 4.1 to appoint the Investor Director will continue until such time as there are no monies outstanding in respect of the loans granted pursuant to the Loan Stock Instruments; or following conversion thereunder.

          4.3 Investor recognizes that the Board has a fiduciary duty to the Company and the other shareholders of the Company.

          4.4 The Company and the Executive Directors in their capacity as directors and shareholders agree to procure that neither the Company nor any of its subsidiaries shall carry out any of the following acts without the Investor Director's prior written consent, which consent shall not be unreasonably withheld:

          4.4.1 any variation in the number of authorized or issued share capital of the Company, except pursuant to any outstanding warrants and options of the Company existing on the date hereof and listed in Schedule 4 at Clause 2.3.1 or the creation or the granting of any options or other rights to subscribe for, or convert into shares, or the variation of the rights of any shares;

          4.4.2 the declaration or distribution of any dividend or other payment out of the distributable profits on the Common Stock during the period that the Investor holds Loan Stock;

          4.4.3   the commencement of any voluntary winding up action;

          4.4.4   the   appointment   or  termination  by  the  Company  of  the
                  employment of any employee whose salary is to be or is in excess of (pound)50,000 per annum or any variation of the remuneration or other benefits of any such employee;

          4.4.5 the incurring of any borrowing or any other indebtedness or liability in the nature of borrowing in excess of twice the aggregate paid up or credited as paid up share capital and the total of the amount standing to the credit of the reserves of the Company and its subsidiaries including the share premium account and the capital redemption reserve fund other than pursuant to the existing banking facility agreements ("the Facility Agreements") of the Company;

          4.4.6 any capital expenditure of an aggregate amount greater than (pound)50,000 in any one fiscal year;

          4.4.7 any material change in the nature of the business or in any material contracts;

          4.4.8 the payment of any kind in settlement or reduction of any liability of the Company or any subsidiary other than under the Loan Stock Instruments and other than in the normal course of trading or pursuant to the terms of the Facility Agreements or interest payments on any other borrowings or indebtedness permitted under Section 4.4.5 hereof;

          4.4.9 the grant of any security in any material assets of the Company or any subsidiary to a third party, except liens that may arise by operation of law;

          4.4.10 any acquisition, merger, consolidation or sale of, with or to any other entity; or

          4.4.11   agree to do any of the foregoing.

5.       COSTS AND FEES
         --------------

         The Company will pay all reasonable expenses incurred by the Investor in relation to this Agreement (including reasonable solicitor's fees and expenses incurred in connection with completing this transaction) and any subsequent variation of the terms of this Agreement and in particular the Loan Stock Instruments and shall pay all reasonable fees, costs and expenses (including VAT where applicable) of all professional advisers of the Investor in connection with the transactions contemplated by this Agreement and any agreements referred to herein. Such fees and expenses will be paid within 28 days of completion of this Agreement.

6.       NOTICES
         -------

          6.1 Any notice or other communication to be given under this Agreement shall be in writing and shall be delivered personally or sent by first class pre-paid post telex or facsimile transmission. The addresses for service of the Parties shall be the addresses stated at the beginning of this Agreement, except that the address for service for Guarantor shall be The Beren, Blisworth Hill Farm, Stoke Road, Blisworth, Northamptonshire NN7 3DB (provided that any Party may by written notice served in accordance with this Clause substitute another address in England which shall then become that Party's address for service).

          6.2 All notices and other communications shall be deemed to have been served as follows:-

                  (a)      if personally delivered at the time of delivery;

                  (b) if posted at the expiration of 48 hours after the envelope containing the same was delivered into the custody of the postal authorities; and

                  (c) if communicated by telex or facsimile transmission when a successful transmission report is received.

          6.3 In proving such service it shall be sufficient to prove that personal delivery was made or that the envelope containing such notice or other communication was properly addressed and delivered into the custody of the postal authorities as a pre-paid first class letter or that the telex transmission was made and the recipient's "answerback" received the same transmission or that the facsimile transmission was made evidenced by the relevant activity report.

          6.4 The deemed service provisions set out in Clause 6.2 do not apply to a notice served by post, if there is a national or local suspension, curtailment or disruption of postal services which affect the collection of such notice or if that notice cannot reasonably be expected to be delivered within 48 hours of posting, in which case the notice shall be served when actually delivered.

7.       POST-COMPLETION COVENANTS
         -------------------------

          7.1 The Company covenants on behalf of itself and its subsidiaries (and all references in this Section 7 to the "Company" shall be deemed to include its subsidiaries) that following Completion and so long as the Loan Stock is outstanding and has not been converted into Common Stock:

          7.1.1 The Company will promptly deliver notice to Investor, but in any event within ten (10) days after the discovery of any material adverse litigation, event or other circumstance affecting the Company, and what actions the Company has taken and/or proposes to take with respect thereto.

          7.1.2 The Company will promptly pay and discharge, or cause to be paid and discharged, when due and payable, all lawful taxes, assessments, and governmental charges or levies imposed upon the income, profits, property, or business of the Company; provided, however, that any such tax, assessment, charge, or levy need not be paid if the validity thereof shall currently be contested in good faith by appropriate proceedings and if the Company shall have set aside on its books adequate reserves with respect thereto, and provided, further, that the Company will pay all such taxes, assessments, charges, or levies forthwith upon the commencement of proceedings to foreclose any lien which may have attached as security therefor. The Company will promptly pay or cause to be paid when due, or in conformance with customary trade terms, all other indebtedness incident to operations of the Company.

          7.1.3 The Company will keep its properties in good repair, working order, and condition, reasonable wear and tear excepted and from time to time make all necessary and proper repairs, renewals, replacements, additions, and improvements thereto; and the Company will at all times comply with each provision of all leases to which it is a party or under which it occupies property if the breach of such provision would have a material adverse effect.

          7.1.4 To the extent and in the manner customary for companies in similar businesses similarly situated, the Company will keep its assets which are of an insurable character insured by financially sound and reputable insurers against casualty loss or damage in reasonable and adequate amounts, and the Company will maintain, with financially sound and reputable insurers, insurance against other hazards, risks, and liability to persons and property.

          7.1.5 The Company will keep true records and books of account in which full, true, and correct entries will be made of all dealing or transactions in relation to its business and affairs in accordance with generally accepted accounting principles as applied in the United States on a consistent basis.

          7.1.6 Except as otherwise provided in Section 6 of Schedule 4 attached hereto, the Company shall duly observe and conform to all requirements of governmental authorities relating to the conduct of its business or to its property or assets.

          7.1.7 The Company (this Clause 7.1.7 not applying to its subsidiaries) will, from time to time, in accordance with the laws of the state of its incorporation, use its best efforts to cause an increase in the authorized amount of Common Stock prior to such time as the failure to do so would cause the number of shares of Common Stock remaining authorized and unissued to be insufficient to permit conversion of the outstanding Loan Stock.

          7.1.8   The Company will not repurchase any Common Stock.

          7.1.9 Except as otherwise provided in this Agreement, the Company shall not engage in any transactions with any officer, director, or key employee of the Company or any family member of such persons: (i) on terms less favorable than the Company would obtain in a transaction with an unrelated party; and
                  (ii) unless the prior approval of the Investor Director has been obtained, which approval shall not be unreasonably withheld.

8.       SURVIVAL; INDEMNIFICATION
         -------------------------

          8.1 All statements contained in this Agreement, including the Schedules or in any certificate or instrument delivered by or on behalf of the parties pursuant to this Agreement or in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the parties hereunder. The representations and warranties made, and indemnifications given, by the Company, the Executive Directors and Investor in this Agreement shall survive the date of this Agreement for a period of three years, except that the representations and warranties in Sections 3, 4 and 7 shall survive the date of this Agreement until the expiration of the relevant statute of limitations period.

          8.2     Indemnification
                  ---------------

                  The Company hereby agrees to indemnify and hold harmless Investor and its affiliated parties' directors, officers, managers, members, agents and employees (each, an "Investor Indemnified Person") from and against and to pay any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) ("Damages") to which such Investor Indemnified Person may become subject as the result of any misrepresentation, or breach of warranty or covenant made or to be performed on the part of the Company or any Executive Director under this Agreement (except as a direct result of the gross negligence or willful misconduct of an Investor Indemnified Person), and will reimburse any Investor Indemnified Person for all expenses (including reasonable counsel and expert fees) incurred in connection with any such misrepresentation, breach of warranty or investigating, preparing or defending any such action or proceeding, whether pending or threatened, and whether or not such Investor
                  Indemnified Person is a party hereto. The Company, within a reasonable time after receiving knowledge of any claims, actions or proceedings in respect of any Damages by another person or entity against the Investor Indemnified Person shall
                  (a) notify the Investor Indemnified Person in writing of the preferences of the

                  Company to assume the defense thereof, and (b) at its own expense, retain counsel reasonably acceptable to the Investor Indemnified Person to conduct such defense. In such defense, the Investor Indemnified Person shall have the right to engage separate counsel and to participate in the prosecution, defense, compromise or settlement thereof or to conduct its own defense in accordance with the terms of this Section 8.2. The agreement of the Company in this Section 8.2 shall be in addition to any liability the Company may otherwise have.

9.       MISCELLANEOUS
         -------------

         9.1 This Agreement may be amended only by a written document signed by all the parties.

         9.2 No failure to exercise or delay in exercising or enforcing any right or remedy under this Agreement shall constitute a waiver thereof and no single or partial exercise or enforcement of any right or remedy under this Agreement shall preclude or restrict the further exercise or enforcement of any such right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights and remedies provided by law.

          9.3     The  invalidity,   illegality  or   unenforceability   of  any
                  provision of this Agreement shall not affect the continuation in force of the remainder of this Agreement.

          9.4 Subject to Section 8 and Section 9.5 hereof the provisions of this Agreement shall continue for so long as the loans granted pursuant to the Loan Stock Instruments remain outstanding.

          9.5 All provisions of this Agreement shall so far as they are capable of being performed continue in full force and effect notwithstanding completion of this Agreement.

          9.6 The construction, validity and performance of this Agreement shall be governed by the laws of England and the parties hereto shall submit to the exclusive jurisdiction of the English courts.

          9.7 Time is of the essence in the performance of this Agreement and the Loan Stock Instruments.

10.      GUARANTEE AND INDEMNITY BY GUARANTOR
         ------------------------------------

          10.1 In consideration of the Investor entering into this Agreement the Guarantor hereby unconditionally and irrevocably guarantees to the Investor the due and punctual performance and observance by the Company and the Executive Directors of all its obligations, commitments, undertakings, warranties, indemnities and covenants under or pursuant to this Agreement and the Loan Stock Instruments and agrees to indemnify the Investor against all losses, damages, costs and expenses (including legal costs and expenses) which the Investor may suffer or incur through or arising from any breach by the Company and/or the Executive Directors of such obligations, commitments, warranties, undertakings, indemnities or covenants (except resulting from the gross negligence or willful misconduct of Investor). The Guarantor's liability as aforesaid shall not be released or diminished by any arrangements or alterations of terms (whether of this Agreement and/or the Loan Stock Instruments or otherwise) or any forbearance, neglect or delay in seeking performance of the obligations hereby imposed or any granting of time for such performance.

          10.2 If and whenever the Company and/or the Executive Directors default for any reason whatsoever in the performance of any obligation or liability undertaken or expressed to be under-taken by it under or pursuant to this Agreement and/or the Loan Stock Instruments, the Guarantor shall forthwith upon demand unconditionally perform (or procure performance of) and satisfy (or procure the satisfaction of) the obligation or liability in regard to which such default has been made in the manner prescribed by this Agreement and so that the same bene-fits shall be conferred on the Investor as it would have received if such obligation or liability had been duly per-formed and satisfied by the Company and/or the Executive Directors. The Guarantor waives any rights which it may have to require the Investor to proceed first against or claim payment from the Company and/or the Executive Directors to the extent that as between the Company, the Executive Directors and the Guarantor, the latter shall be liable as principal debtor as if it had entered into all undertakings, agreements and other obligations jointly and severally with the Company and the Executive Directors.

          10.3 This guarantee and indemnity is to be a continuing security to the Investor for all obligations, commitments, warranties, undertakings, indemnities and covenants on the part of the Company and/or the Executive Directors under or pursuant to this Agreement and/or the Loan Stock Instruments notwithstanding any settlement of account or other matter or thing whatsoever.

          10.4 This guarantee and indemnity is in addition to and without prejudice to, and not in substitution for any rights or security which the Investor may now or hereafter have or hold for the performance and observance of the obligations, commitments, undertakings, covenants, indemnities and warranties of the Company and/or the Executive Directors under or in connection with this Agreement and/or the Loan Stock Instruments.

          10.5 In the event of Guarantor having taken or taking any security from the Company and/or the Executive Directors in connection with this guarantee and indemnity, the Guarantor hereby undertakes to hold the same in trust for the Investor pending discharge in full of all Guarantor's obligations under this Agreement and/or the Loan Stock Instruments.

          10.6 As a separate and independent stipulation, the Guarantor agrees that any obligation expressed to be undertaken by the Company and/or the Executive Directors under this Agreement and/or the Loan Stock Instruments (including without limita-tion, any moneys expressed to be payable under this Agreement and/or the Loan Stock Instruments) which may not be enforce-able against or recoverable from the Company and/or the Executive Directors by reason of any legal limitation, disability or incapacity or any other fact or circumstance shall nevertheless be enforceable against or recoverable from Guarantor as though the same had been incurred by Guarantor and Guarantor were sole or principal obligor in respect thereof and shall be performed or paid by Guarantor on demand.

          10.7 The terms of this Section 10 shall continue for so long as the loans granted pursuant to the Loan Stock Instruments remain outstanding.

                                   SCHEDULE 1
                                   ----------

                            LOAN STOCK "A" INSTRUMENT
                            -------------------------

                                   SCHEDULE 2
                                   ----------

                            LOAN STOCK "B" INSTRUMENT
                            -------------------------

                                   SCHEDULE 3
                                   ----------

                                 COMPANY DETAILS
                                 ---------------

Date of Incorporation:

Authorized share capital:

Issued share capital:

Registered office:                   The Beren, Blisworth Hill Farm, Stoke Road,
                                     Blisworth, Northamptonshire NN7 3DB

Directors:                           David Morgan, Paul O'Sullivan, John
                                     Agostini, Daniel Goldman, Tom Maxfield

Secretary:                           John Agostini

                                   SCHEDULE 4
                                   ----------

                                   WARRANTIES
                                   ----------

All references in this Schedule 4 to the Company shall include its subsidiaries except as clearly required to the contrary by the context.

1.       ACCOUNTS

         1.1      The Management Accounts
                  -----------------------

         1.1.1 The Management Accounts of the subsidiaries have been prepared in accordance with generally accepted accounting practice in the United Kingdom consistently applied and the Management Accounts of the Company (excluding the subsidiaries) have been prepared on a consolidated basis in accordance with generally accepted accounting practice in the United States consistently applied.

          1.1.2   The Management Accounts:

                  (a) give a true and fair view in all material respects of the assets and liabilities of the Company at the Management Accounts Date and its results of operations for the period ended on that date;

                  (b) are in all material respects not affected by extra-ordinary, exceptional or non-recurring items;

                  (c)      properly   reflect  in  all  material   respects  the
                           financial   position   of  the   Company  as  at  the
                           Management Accounts Date;

                  (d)      fully  disclose,   provide  or  reserve  for  in  all
                           material respects all liabilities and capital commitments of the Company outstanding at the
                           Management Accounts Date, including without limitation all actual, contingent, unquantified or disputed liabilities; and

                  (e) provide or reserve for all tax liable to be assessed on the Company, or for which it may be accountable in respect of the period ended on the Management Accounts Date.

         1.1.3 The term "Management Accounts" refers to the operating profit, loss and balance sheet of INVU Services Limited and the "Management Accounts Date" refers to June 30, 1999.

         1.2      Books and records
                  -----------------

         All the accounts,  books,  ledgers,  financial and other records of the
         Company:

                  (a)      are in its possession;

                  (b)      have been fully and accurately kept;

                  (c)      do not contain material inaccuracies;

                  (d) show a true and fair view of its trading transactions and its financial, contractual and trading position.

         1.3      Position since the Management Accounts Date

         1.3.1    Since the Management Accounts Date:

                  (a) the Company has carried on its business in the ordinary and normal course;

                  (b) no loans or loan capital of the Company have been repaid;

                  (c) the Company has not paid or declared any dividend nor made any payment which is a distribution for tax purposes;

                  (d)      there  has been no change in  accounting  methods  or
                           practices  by  the  Company   affecting  its  assets,
                           liabilities or business;

                  (e) there has been no revaluation by the Company of any of its assets, including without limitation, writing off notes or accounts receivable;

                  (f) there has been no damage, destruction or loss (whether or not covered by insurance) adversely affecting the properties, business or prospects of the Company; and

                  (g) there has been no other event or condition of any character which in any one case or in the aggregate has materially adversely affected, or any event or condition known to the Company which it is reasonable to expect will, in any one case or in the aggregate, materially adversely affect in the future, the condition (financial or otherwise), assets, liabilities, working capital, reserves, earnings, business or prospects of the Company.

2.       CORPORATE MATTERS
         -----------------

         2.1      Directors
                  ---------

         The only directors and secretary of the Company are the persons whose names are listed in relation to the Company in Schedule 3.

         2.2      Options over the Company's capital
                  ----------------------------------

         2.2.1 Except as required by this Agreement and as otherwise set forth in Section 2.3.1, there are no agreements or arrangements in force which provide for the issue, allotment, or transfer of, or grant to any person the right (whether conditional or otherwise) to call for the issue, or allotment of share or loan capital of the Company.

         2.3      Shares
                  ------

         2.3.1 The (i) authorized, issued and outstanding shares of capital stock of the Company and (ii) authorized shares of capital stock of the Company reserved for issuance upon exercise or conversion of any outstanding options, warrants, subscriptions or other rights or obligations to purchase or acquire any of such shares, or upon conversion of any outstanding convertible securities, are set forth on Schedule 2.3.1 hereto. All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and non-assessable, and have been offered, issued, sold, and delivered by the Company in compliance with all applicable domestic and foreign federal and state securities laws. Upon delivery in accordance with the terms hereof, the Transferred Shares will have been duly authorized and validly issued, and will be fully paid and nonassessable, free of all preemptive and similar rights. The Common Stock issuable upon conversion of the Loan Stock has been duly reserved for issuance, and upon issuance in accordance with the Loan Stock Instruments, will be duly authorized and validly issued, fully paid and non-assessable, free of all preemptive and similar rights.

          2.3.2 No share or loan capital has been issued or allotted, or agreed to be issued or allotted, by the Company since the Management Accounts Date.

          2.4     Company Articles of Incorporation and Bylaws provided to
                  --------------------------------------------------------
                  Investors; Company books and resolutions
                  ----------------------------------------

          2.4.1 Copies of the Company's Articles of Incorporation and Bylaws are true and accurate and complete.

          2.4.2 The Company's stockholders' register and other company books have been properly kept and contain an accurate and complete record of the matters with which they should deal.

          2.4.3 There are no matters in any of the above-mentioned documents which would restrict the Company from entering into any of the agreements contemplated by this Agreement and the other documents mentioned herein.

          2.5     Documents filed
                  ---------------

         Except as set forth in clause 6 of this Schedule 4, all returns, particulars, resolutions and documents required by relevant legislation or other relevant authority to be filed have been duly filed and were correct and the Company has complied with relevant legislation in connection with its formation, the allotment or issue of shares, debentures and other securities, the payment of dividends and the conduct of its business.

         2.6      Investigations
                   --------------

         No investigations or enquiries by, or on behalf of, a governmental or other body in respect of the affairs of the Company are taking place or to the knowledge of the Existing Directors pending.

         2.7      Organization of the Company
                  ---------------------------

         The Company is duly incorporated, validly existing and in good standing under the laws of the State of Colorado. The Company has full corporate power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted, and is qualified to do business as a foreign corporation and is in good standing in each jurisdiction (domestic, foreign or otherwise) in which property and assets owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary.

         2.8      Subsidiaries
                  ------------

         The following is a complete and accurate list of all of the corporations, partnerships, joint ventures or other entities in which the Company either owns capital stock or is a partner or is in some other manner affiliated through an investment or participation in the equity of such entity (each such wholly-owned or majority-owned entity, a "Subsidiary"): INVU plc (Company number 3375359), INVU Services Limited (Company number 3319922) and INVU International Holding Limited (Company Number 03340939). The outstanding shares of such Subsidiaries have been duly and validly authorized and issued, are fully paid and nonassessable, and were issued pursuant to, and within the limitations contained in, appropriate and effective permits and consents of each governmental authority from whom any permit or consent was required by law, and the outstanding shares owned by the Company are owned free and clear of any claims, liens, pledges, options, charges, easements, security interests, rights of way, encumbrance or other rights of third parties (hereinafter referred to as "Encumbrances"). There are no subscriptions, options, warrants, calls, commitments or other rights of any kind outstanding for the purchase of, nor any securities convertible or exchangeable for, any securities of the Subsidiaries. Each of the Subsidiaries is a corporation duly organized, validly existing and in good standing under the jurisdiction of its formation, with corporate power to own its properties and conduct its business as now being conducted and is duly qualified and in good standing to transact business in each jurisdiction where, by virtue of its business carried on or properties owned, it is required to be so qualified.

         2.9      Authority
                  ---------

         2.9.1 The execution, delivery and performance of this Agreement and the Loan Stock Instruments and the consummation of the trans-actions contemplated hereby and thereby by the Company have been duly authorized by all requisite corporate action, and no other acts or other proceedings on the part of the Company or its shareholders are necessary to authorize this Agreement and the Loan Stock Instruments or the transactions contemplated hereby and thereby. This Agreement and the Loan Stock Instruments have been duly and validly executed by the Company and (assuming the due authorization, execution and delivery of this Agreement by Investor) constitutes the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms.

         2.9.2 No registration with, consent or approval of, notice to, or other action by, any governmental entity is required on the part of the Company for the execution, delivery or performance by the Company and the Executive Directors of this Agreement and the documents referenced herein or where such registration, consent, notice or approval is required the same has been completed, except for filings on Form D pursuant to the Securities Act of 1933, as amended (the "Securities Act") in connection with the transactions contemplated hereby.

         2.10     No Conflict; Consents
                  ---------------------

         Neither the execution and delivery by the Company of this Agreement or the Loan Stock Instruments nor the consummation of the transactions contemplated hereby or thereby nor compliance with any of the provisions hereof or thereof will (i) conflict with or result in a breach of any provision of its Articles of Incorporation or Bylaws,
         (ii) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or in a right of termination or cancellation of, or accelerate the performance required by, or result in the creation of any restriction or charge on the business of the Company or Encumbrance upon any of its properties or result in being declared void, voidable, without further binding effect or subject to amendment or modification any of the terms, conditions or provisions of, any note, bond, mortgage, indenture, deed of trust, any license, franchise, permit, lease, contract, agreement or other instrument or commitment or obligation to which the Company or any of its properties may be bound or affected, (iii) violate any order, writ, injunction, decree, judgment, ruling, law, rule or regulation applicable to the Company or any of its properties, or (iv) require any consent, approval or authorization of, or notice to, or declaration, filing or registration with, any person or entity, except for filings required on Form D pursuant to the Securities Act in connection with the transactions contemplated hereby.

3.       TAX
         ---

         3.1      Disputes
                  --------

         3.1.1 No liability for taxation has arisen or accrued on the part of the Company which remains undischarged.

         3.1.2 The Company is not liable to pay any interest, penalty, fine or sum of a similar nature in respect of tax.

         3.2      Compliance with tax legislation

         The Company has materially complied with all requirements imposed on it by all relevant legislation relating to tax and in particular have properly kept all records and documents so required to be kept, have properly and punctually made all returns and provided all information to the relevant tax authorities as required.

4.       FINANCE
         -------

         4.0.1 Except for the Loan and the Existing Facilities, the Company does not have any outstanding borrowings, overdrafts or indebtedness of whatsoever nature.

         4.0.2 The Company is not in default under any instrument or agreement constituting any indebtedness.

5.       TRADING
         -------

         5.1      Conduct of business in accordance with Articles of Incorpora-
                  -------------------------------------------------------------
                  tion
                  ----

         5.1.1 The Company has conducted its affairs in accordance with its constitution from time to time in force and all other documents to which it has been a party.

         5.1.2 The Company is empowered and qualified to conduct its affairs and carry on business in all jurisdictions in which it so conducts.

         5.2      Litigation, disputes and winding up
                  -----------------------------------

         5.2.1 The Company nor, to the knowledge of Executive Directors, any person for whose acts or defaults the Company may be vicariously liable is engaged in civil or criminal litigation or arbitration proceedings as plaintiff or defendant; there are no such proceedings pending or, to the knowledge of the Executive Directors, threatened, either by or against the Company or such persons and there is nothing, to the knowledge of the Executive Directors, which is likely to give rise to such litigation or arbitration.

         5.2.2 No order has been made, or petition presented or resolution passed for the winding up of the Company; no distress, execution or other process has been levied in respect of the Company which remains undischarged; and there is no unfulfilled or unsatisfied judgment or court order outstanding against the Company.

         5.3      Compliance with legislation
                  ---------------------------

         Except as otherwise provided in Section 6.1 hereof, the Company has conducted and is conducting its business in accordance with all applicable laws and regulations, whether in the United Kingdom or elsewhere. The Company has not received any written notice that it is not in compliance with all such applicable laws and regulations, except where the failure to be in such compliance would not have a material adverse effect.

         5.4      Licenses and consents
                  ---------------------

         The Company has obtained all necessary licenses and consents for the proper carrying on of its business and such licenses and consents are valid and subsisting and the Company is not in breach of any of such licenses or consents.

         5.5      Intellectual Property; Infringement
                  -----------------------------------

         5.5.1 The Company owns or possesses adequate licenses or other rights to use all patents, copyrights, trademarks, service marks, trade names, domain names, technology and know-how (the "Proprietary Rights") necessary to conduct its business as currently conducted.

         5.5.2 The Company is not obliged to pay a material royalty, grant a material license, or provide other material consideration to any third party in connection with its Proprietary Rights.

         5.5.3 The Company's use of the Proprietary Rights does not infringe or conflict with the rights of others, and the Company has not received any notice of any such infringement or conflict with respect to its use of the Proprietary Rights.

         5.5.4 The discoveries, inventions, products or processes of the Company do not, to the knowledge of the Company, infringe or conflict with any right or patent of any third party, or any discovery, invention, product or process which is the subject of a patent application filed by any third party, known to the Company, which could have a material adverse effect on the Company.

         5.5.5 No third party (including any current or former employee of or consultant to the Company or any academic or governmental organization) possesses any rights to any of the Proprietary Rights of the Company which, if exercised, could enable such third party to develop products or services competitive with those of the Company or could have a material adverse effect on the Company to conduct its business as currently conducted.

         5.6      Payments
                  --------

         The Company has not, directly or indirectly, paid or delivered any fee, commission or other sum of money or item or property, however characterized, to any finder, agent, government official or other party, in the United States or any other country, which is in any manner related to the business or operations of the Company, which the Company knows or has reason to believe to have been illegal under any federal, state or local laws of the United States or any other country having jurisdiction; and the Company has not participated, directly or indirectly, in any boycotts or other similar practices affecting any of its actual or potential customers and has at all times done business in an open and ethical manner.

         5.7      Dissolution; Bankruptcy
                  -----------------------

         The Company has not taken any action nor, to the best of its knowledge, have any other steps been taken or legal proceedings started against the Company for its winding-up or dissolution or for it to enter into any arrangement or composition for the benefit of creditors, nor, to the Company's knowledge, have any steps been taken for the appointment of a receiver, administrator, administrative receiver, trustee or similar officer of it or any of its properties or other assets.

         5.8      Year 2000 Compliance
                  --------------------

         To the best of the Company's knowledge, none of the computer systems owned or operated by the Company, and none of the computer systems operated by any third party for the benefit of the Company, including without limitation, any such mainframe computer systems, computer networks and personal computer systems, and none of the computer-based products or services provided by the Company to others, contains any hardware, software or process which is incapable of recognizing and correctly calculating dates on and after January 1, 2000, or which would otherwise cause such computer systems, products or services to fail to perform any of their intended functions in a proper manner in connection with data containing any date on or after January 1, 2000 (the "Year 2000 Problem"), and, to the best of the Company's knowledge, none of such computer systems, products or services will result in the failure or disruption of any of the Company's business, operations, financial reporting, tax reporting, inventory management, accounts receivable systems, accounts payable systems, invoicing, delivery, personnel management or records, benefits records or administration, or any other records or systems, as a result of the Year 2000 Problem.

         5.9      Third Party Year 2000 Compliance
                  --------------------------------

         The Company believes it has taken all reasonable steps to assure that all venders, distributors, customers, lenders and other third parties for which a business failure or material business interruption would have a material adverse effect on the Company ("Key Third Parties"), have taken reasonable steps to confirm that the computer systems operated by such Key Third Parties recognize and correctly calculate dates on or after January 1, 2000 ("Year 2000 Compliant"), and that the Key Third Parties have implemented reasonable procedures and systems to minimize the risk that they do business with parties whose computer systems are not Year 2000 Compliant.

6.       SECURITIES LAWS
         ---------------

          6.1 The Company's Common Stock is registered under Section 12(g) of the U. S. Securities Exchange Act of 1934 (the "1934 Act"), and such registration has not been terminated and the Company's reporting obligations thereunder have not been suspended and are in effect. As of their respective dates, all documents filed by the Company with the U.S. Securities and Exchange Commission (the "SEC") pursuant to the 1934 Act and the Securities Act from and after August 31, 1998 complied in all material respects with the requirements of said acts and the rules and regulations of the SEC thereunder and none of said documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein, or necessary to be made in light of the statements contained therein. Since August 31, 1998 the Company has made all filings required to be made by it with the SEC except for the Company's 8K-A for [the financials regarding the acquisition], 10-Q for the quarter ended October 30, 1998, 10K for the fiscal year ended January 31, 1999 and 10-Q for the quarter ended April 30, 1999. The Company believes that (A) the Company's (i) 8K-A for [the financials regarding the acquisition], (ii) 8-K for the change in the Company's fiscal year, (iii) 10-Q for the quarter ended October 30, 1998 and (iv) 10K for the fiscal year ended January 31, 1999, will be each filed with the SEC in form and substance in compliance with said acts and rules and regulations no later than August 31, 1999, and
               (B) the Company's 10-Q for the quarter ended April 30, 1999 will be filed with the SEC in form and substance in compliance with said acts and rules and regulations no later than September 30, 1999.

          6.2 Neither the Company nor the Common Stock is listed on any exchange or securities market, whether domestic or foreign, except that the Common Stock is traded on the OTC.

          AS WITNESS the hands of the parties the day and year first above written

   EXECUTED as a DEED and DELIVERED                   )
   by INVU, INC. acting by two directors/director     )       Director
   and Secretary                                      )       Director/Secretary




   EXECUTED as a DEED and DELIVERED                   )
   by ALAN DAVID GOLDMAN                              )
   in the presence of:-                               )

   EXECUTED as a DEED and DELIVERED                   )
   by VERTICAL INVESTMENTS LIMITED                    )       Director
   acting by two directors/director and secretary     )       Director/Secretary



   EXECUTED as a DEED and DELIVERED                   )
   by INVU SERVICES LIMITED                           )       Director
   acting by two directors/director and secretary     )       Director/Secretary